07.18.2014 Cliffs drops more slate nominees in attempt to retain board control
http://www.miningweekly.com/article/cliffs-drops-more-slate-nominees-in-attempt-to-retain-board-control-2014-07-18
Mining Weekly Article

07.18.2014 Cliffs cuts number of board nominees
http://www.columbusceo.com/content/stories/apexchange/2014/07/18/apfn-us--cliff-natural-resources-board.html
Associated Press Article

07.17.2014 Cliffs Natural Resources: Board Battle Just Got Interesting
http://blogs.barrons.com/stockstowatchtoday/2014/07/17/cliffs-natural-resources-board-battle-just-got-interesting/
Barron's Article

07.17.2014 Cliffs Natural Resources Breaks Activist's Way After ISS, Glass Lewis Support
http://www.thestreet.com/story/12777150/1/cliffs-natural-resources-breaks-activists-way-after-iss-glass-lewis-support.html
TheStreet.com Article

07.17.2014 Two proxy advisory firms give thumbs up for activist's slate
http://www.miningweekly.com/article/two-proxy-advisory-firms-give-thumbs-up-for-activists-slate-2014-07-17
Mining Weekly Article

07.17.2014 Two proxy firms give boost to activist slate at miner Cliffs
http://www.reuters.com/article/2014/07/17/cliffs-natural-proxy-idUSL4N0PS41J20140717
Reuters Article